Exhibit 23a


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Atlantic City Electric
Company on Form S-3 of our report dated February 7, 1997, appearing in the Annual Report on Form 10-K of Atlantic City Electric company for the year ended
December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Parsippany, New Jersey
March 17, 1997